April 28, 2017

EQ Advisors Trust

1290 Avenue of the Americas

New York, NY 10104

Ladies and Gentlemen:

We have acted as counsel to EQ Advisors Trust, a Delaware statutory trust (the “Trust”), in connection with Post-Effective Amendment No. 125 (the “Post-Effective Amendment”) to the Trust’s registration statement on Form N-1A (File Nos. 333-17217; 811-07953) (the “Registration Statement”), to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about April 28, 2017, registering an indefinite number of shares of beneficial interest in the series of the Trust and classes thereof listed in Schedule A to this opinion letter (the “Shares”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion letter is being delivered at your request in accordance with the requirements of paragraph 29 of Schedule A of the Securities Act and Item 28(i) of Form N-1A under the Securities Act and the Investment Company Act of 1940, as amended (the “Investment Company Act”).

For purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the prospectuses and statement of additional information (collectively, the “Prospectus”) filed as part of the Post-Effective Amendment;

(ii)	the Trust’s certificate of trust, governing instrument, and bylaws in effect on the date of this opinion letter; and

(iii)	the resolutions adopted by the trustees of the Trust relating to the Post-Effective Amendment, the establishment and designation of the Shares of each series and class, and the authorization for issuance and sale of the Shares.

We also have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have relied on a certificate of an officer of the Trust. We have not independently established any of the facts on which we have so relied.

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photostatic

K&L GATES LLP

1601 K STREET NW    WASHINGTON    DC 20006

T +1 202 778 9000 F +1 202 778 9100 klgates.com

EQ Advisors Trust

April 28, 2017

copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Trust are actually serving in such capacity, and that the representations of officers of the Trust are correct as to matters of fact. We have not independently verified any of these assumptions.

The opinions expressed in this opinion letter are based on the facts in existence and the laws in effect on the date hereof and are limited to the Delaware Statutory Trust Act and the provisions of the Investment Company Act that are applicable to equity securities issued by registered open-end investment companies. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws.

Based upon and subject to the foregoing, it is our opinion that (1) the Shares to be issued pursuant to the Post-Effective Amendment, when issued and paid for by the purchasers upon the terms described in the Post-Effective Amendment and the Prospectus, will be validly issued, and (2) such purchasers will have no obligation to make any further payments for the purchase of the Shares or contributions to the Trust solely by reason of their ownership of the Shares.

This opinion is rendered solely in connection with the filing of the Post-Effective Amendment. We hereby consent to the filing of this opinion with the Commission in connection with the Post-Effective Amendment and to the reference to this firm’s name under the heading “Counsel” in the Prospectus. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ K&L Gates LLP

EQ Advisors Trust

April 28, 2017

SCHEDULE A

To the Opinion Letter of K&L Gates LLP, dated April 28, 2017,

Filed as Exhibit (i)(1) to Post-Effective Amendment No. 125 to the Registration Statement

on Form N-1A of EQ Advisors Trust (File Nos. 333-17217; 811-07953)

EQ ADVISORS TRUST

Class IA, IB, and K shares

Strategic Allocation Series Portfolios

AXA Ultra Conservative Strategy

AXA Conservative Strategy

AXA Conservative Growth Strategy

AXA Balanced Strategy

AXA Moderate Growth Strategy

AXA Growth Strategy

AXA Aggressive Strategy†

Other Allocation Portfolios

All Asset Growth - Alt 20

All Asset Aggressive - Alt 25†

All Asset Aggressive - Alt 50†

All Asset Aggressive - Alt 75†

AXA/Franklin Templeton Allocation Managed Volatility

Volatility Managed Portfolios

AXA 500 Managed Volatility†

ATM Large Cap Managed Volatility††

AXA 400 Managed Volatility†

ATM Mid Cap Managed Volatility††

AXA 2000 Managed Volatility†

ATM Small Cap Managed Volatility††

AXA International Managed Volatility†

ATM International Managed Volatility††

Equity Portfolios

AXA Global Equity Managed Volatility

AXA International Core Managed Volatility

AXA International Value Managed Volatility

AXA Large Cap Core Managed Volatility

AXA Large Cap Growth Managed Volatility

AXA Large Cap Value Managed Volatility

AXA Mid Cap Value Managed Volatility

AXA/AB Dynamic Growth†

AXA/ClearBridge Large Cap Growth

EQ Advisors Trust

April 28, 2017

AXA/AB Dynamic Moderate Growth

AXA/AB Small Cap Growth

AXA/Franklin Balanced Managed Volatility

AXA/Franklin Small Cap Value Managed Volatility

AXA/Goldman Sachs Strategic Allocation†

AXA/Invesco Strategic Allocation†

AXA/Janus Enterprise

AXA/Legg Mason Strategic Allocation†

AXA/Loomis Sayles Growth

AXA/Morgan Stanley Small Cap Growth†

AXA/Mutual Large Cap Equity Managed Volatility

AXA/Pacific Global Small Cap Value†

AXA/Templeton Global Equity Managed Volatility

EQ/BlackRock Basic Value Equity

EQ/Capital Guardian Research

EQ/Common Stock Index

EQ/Emerging Markets Equity PLUS†

EQ/Equity 500 Index

EQ/International Equity Index

EQ/Invesco Comstock

EQ/JPMorgan Value Opportunities

EQ/Large Cap Growth Index

EQ/Large Cap Value Index

EQ/MFS International Growth

EQ/Mid Cap Index

EQ/Oppenheimer Global

EQ/Small Company Index

EQ/T. Rowe Price Growth Stock

EQ/UBS Growth and Income

Multimanager Aggressive Equity

Multimanager Mid Cap Growth

Multimanager Mid Cap Value

Multimanager Technology

1290 VT Equity Income

1290 VT GAMCO Small Company Value

1290 VT Small Cap Value†

1290 VT Low Volatility Global Equity†

1290 VT Micro Cap†

1290 VT SmartBeta Equity†

1290 VT Socially Responsible Portfolio

Fixed Income Portfolios

AXA/AB Short Duration Government Bond

EQ/Core Bond Index

EQ/Global Bond PLUS

EQ/Intermediate Government Bond

EQ/Money Market

EQ/PIMCO Global Real Return†

EQ Advisors Trust

April 28, 2017

EQ/PIMCO Ultra Short Bond

EQ/Quality Bond PLUS

Multimanager Core Bond

1290 VT DoubleLine Opportunistic Bond†

1290 VT High Yield Bond†

Allocation Portfolio

1290 VT DoubleLine Dynamic Allocation†

Specialty/Sector Portfolios

1290 VT Convertible Securities†

1290 VT Energy†

1290 VT GAMCO Mergers & Acquisitions

1290 VT Natural Resources†

1290 VT Real Estate†

†	The Trust offers only Class IB and Class K shares of this Portfolio.
††	The Trust offers only Class K shares of this Portfolio.